EXHIBIT 10.16

                            STOCK PURCHASE AGREEMENT


      STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of February /S/ 28_, 1996, among Oxford Consolidated, Inc., a Nevada corporation ("Seller"), AMF Production Company, a Texas corporation ("Buyer"), and Cliffwood Energy Company, a California corporation (the "Company").

      WHEREAS, Seller owns all of the issued and outstanding shares of the common stock of the Company; and

      WHEREAS, the Company is the General Partner of Cliffwood Exploration Limited Partnerships 1981, 1982, 1983, 1984-A, and 1984-B; and

      WHEREAS, Seller desires to sell and Buyer desires to buy all of the issued and outstanding shares of the Company on the terms and conditions herein set forth,

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

      As used in this Agreement and the Exhibits, Schedules and deliveries pursuant to this Agreement, the following terms shall have the following meanings.

      1.1 CLOSING. "Closing" means the closing referred to in SECTION 2.3 of this Agreement.

      1.2 CLOSING DATE. The "Closing Date" is the first business day (other than a Saturday, Sunday or legal holiday) following the day on which the conditions to the obligations of the parties to this Agreement shall have been satisfied or waived but not later than February 29, 1996, or such other time as shall be set by the parties in writing.

      1.3 COMPANY STOCK. "Company Stock" means all of the issued and outstanding no par common stock of the Company, consisting of 111,500 shares.

      1.4 DISCLOSURE SCHEDULE. The "Disclosure Schedule" is the Disclosure Schedule dated the date of this Agreement and delivered by Seller to Buyer. A copy of the Disclosure Schedule is attached hereto as EXHIBIT B. Each heading in the Disclosure Schedule refers to the applicable section of the Agreement.

      1.5 EFFECTIVE DATE. The "Effective Date" means the close of business on January 1, 1996.

      1.6 ENCUMBRANCE. An "Encumbrance" is any option, pledge, security interest, lien, charge or encumbrance.

      1.7 FINANCIAL STATEMENTS. The "Financial Statements" are collectively, the respective financial statements of the Company and each of the Limited Partnerships for the 1994 fiscal year and the financial statements for the six month period ended June 30, 1995 for each such entity.

      1.8 GAAP. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      1.9 GENERAL PARTNER INTERESTS. "General Partner Interests" means all of the interests, or any of them, directly or indirectly held by the Company as a general partner in a particular Limited Partnership or in all of the Limited Partnerships, as the case may be.

      1.10 GOVERNMENTAL ENTITY. A "Governmental Entity" is any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

      1.11 HYDROCARBONS. "Hydrocarbons" mean oil, gas and/or other liquid and gaseous hydrocarbons or any combination thereof.

      1.12  INTERESTS.  The "Interests" mean:

      (a) All of a Limited Partnership's right, title and interest in and to the wells described in EXHIBIT A and all of the oil, gas and mineral leases and other agreements ("the Leases") covering said wells described in EXHIBIT A. To the extent that the Working Interests and Net Revenue Interests described in EXHIBIT A are in conflict with those described in any reserve estimates previously furnished to Buyer by the Company, the interests in EXHIBIT A shall control and prevail for purposes of this Agreement; and

      (b) With respect to the wells described in EXHIBIT A, all of a Limited Partnership's right, title and interest in and to all of the property, rights and leasehold interests incident thereto, including without limitation all of such Limited Partnership's right, title and interest in and to all agreements, purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmout agreements, options, pooling agreements, orders and rulings of applicable regulatory agencies, operating agreements, unitization agreements, wells, lease and well equipment, machinery, production facilities, gathering systems, fixtures and other items of personal property and improvements now or as of the Closing Date appurtenant to the Leases or wells or used, obtained or held for use in connection with the operation of the Leases or wells or with the production, treatment, sale or disposal of Hydrocarbons or water produced therefrom or attributable thereto.

      1.13 LEASES. The "Leases" are as defined in SECTION 1.11.

      1.14 LIMITED PARTNERSHIP OR LIMITED PARTNERSHIPS. Reference to any "Limited Partnership" or to the "Limited Partnerships" shall mean any limited partnership listed below:

            Cliffwood Exploration Limited Partnership 1981 Cliffwood Exploration Limited Partnership 1982 Cliffwood Exploration Limited Partnership 1983 Cliffwood Exploration Limited Partnership 1984-A Cliffwood Exploration Limited Partnership 1984-B

      1.15 LIMITED PARTNERSHIP AGREEMENT OR LIMITED PARTNERSHIP AGREEMENTS. Reference to any "Limited Partnership Agreement" or to the "Limited Partnership Agreements" shall mean any limited partnership agreement listed in SECTION 1.15 of the Disclosure Schedule.

      1.16 LOSSES. "Losses" mean any claims, liabilities, damages, loss, cost or expense (including reasonable attorneys' fees) incurred or suffered by a party hereto or its affiliates, employees or agents other than the Limited Partnerships.

      1.17 NET REVENUE INTEREST. "Net Revenue Interest" (or "NRI") means the decimal interest in and to all production of the Hydrocarbons produced and saved or sold from under or by virtue of each of the leases covered by EXHIBIT A after giving effect to all valid lessors' royalties, overriding royalties of third parties and/or other burdens against productions.

      1.18 OIL AND GAS CONTRACTS. "Oil and Gas Contracts" means all leases, licenses, farmout or farmin agreements, bottom hole or acreage contribution agreements, operating agreements, unit agreements, declarations or orders, joint venture, exploration, participation or acquisition agreements, division orders, production, sales, purchase, exchange, processing or transportation agreements and all other contracts and agreements affecting or relating to the ownership or operation of the Interests or the disposition of the Hydrocarbons production therefrom.

      1.19  PERMITTED  ENCUMBRANCES.   "Permitted  Encumbrances"  means  those
Encumbrances identified as such in SECTION 3.8.


      1.20 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

      1.21 TAXES. "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, license, payroll and franchise taxes, imposed by any Governmental Entity and includes any estimated tax, interest and penalties or additions to tax.

      1.22 TAX RETURN. A "Tax Return" is a report, return or other information required to be supplied to a Governmental Entity in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company.

      1.23 WORKING INTEREST. "Working Interest" (OR "WI") means the decimal interest in the full and entire leasehold estate created by virtue of the Leases covered by EXHIBIT A and all rights and obligations of every kind and character pertinent thereto or arising therefrom, without regard to any valid lessor royalties, overriding royalties and/or other burdens against production insofar as interest in said leasehold is burdened with the obligation to bear and pay the cost of exploration, development and operation and, if different, the decimal interest of the owner's right, title and interest in and to the lease and well equipment, machinery, fixtures and other personal property of every character situated on any Lease or well used or held for use in connection with the mineral operations thereon.

                                    ARTICLE 2
                           PURCHASE AND SALE OF STOCK
                          AND LIMITED PARTNER INTERESTS

      2.1 TRANSFER OF STOCK. At the Closing and subject to the terms and conditions set forth in this Agreement, Seller will sell, assign, transfer and deliver to Buyer stock certificates representing the Company Stock, endorsed in blank or accompanied by stock powers endorsed in blank conveying good and valid title to all of the Company Stock, free and clear of all Encumbrances.

      2.2 CONSIDERATION. At the Closing and subject to the terms and conditions set forth in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Company Stock, Buyer will pay an aggregate purchase price of Five Hundred Thousand and No/100 Dollars ($500,000.00). The payment of the purchase price shall be by certified or Cashier's check or wire transfer to an account designated by the Seller.

      2.3 THE CLOSING. The Closing shall take place on the Closing Date at the offices of Seller in Denver, Colorado, at 3:00 p.m. on the 29th day of February, 1996, or such other place or time as Buyer and Seller may agree.

      2.4 TRANSFER OF BANK ACCOUNTS. At the Closing, the Seller and the Company shall transfer to the Buyer control of all bank accounts of the Company which shall contain a balance of at least $240,000.00. Seller and the Company shall execute such documents as shall be required to accomplish this transfer.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                            OF SELLER AND THE COMPANY

      Seller and the Company hereby represent, warrant and agree, as herein indicated, except as set forth in the applicable section of the Disclosure Schedule, as follows:

      3.1 CORPORATE ORGANIZATION. The Seller represents and warrants that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own its properties and conduct its business substantially as it is presently being conducted, (ii) the Company is duly qualified and in good standing in each of the jurisdictions in which it is required by the nature of its business or the ownership of its properties to so qualify except in those jurisdictions where the failure to so qualify or be in good standing would not have a material adverse effect upon the business, operations or the financial condition of the Company and (iii) Seller has delivered to Buyer complete and correct copies of the Articles of Incorporation and bylaws of the Company as are now in effect.

      3.2 CAPITALIZATION. The Company represents and warrants that the authorized and issued capital stock of the Company is set forth in Section 3.2 of the Disclosure Schedule and that all issued shares of the Company are duly authorized, validly issued and outstanding, and are fully-paid and non-assessable. There are in existence no subscriptions, preemptive rights, calls, options, warrants, agreements, understanding, commitments or rights of first refusal, or similar rights or any other agreements to which the Company or the Seller is a party or by which the Company or Seller is bound relating to the issuance, redemption, transfer, purchase or sale by any of them of any of the Company's capital stock, or any other securities of the Company convertible into capital stock or other securities of the Company;

      3.3. STOCK OWNERSHIP. Seller represents and warrants with respect to it that such Seller owns directly all of the capital stock of the Company, as described in Section 2.1 of the Disclosure Schedule, free and clear of all Encumbrances, and that upon delivery and payment for such stock as contemplated by this Agreement, Seller will deliver to Buyer good and valid title thereto free and clear of all Encumbrances and subject to no legal or equitable restrictions of any kind.

      3.4. AUTHORIZATION. Seller and the Company represent and warrant, with respect to itself, that (i) such party has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; (ii) Seller and the Company have taken all actions required by law, their charters, bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby and (iii) this Agreement is a valid and binding Agreement of Seller and the Company enforceable against Seller and the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws or equitable principles relating to or affecting creditors' rights generally.

      3.5 NO VIOLATIONS; DEFAULTS. (a) The Company represents that the execution, delivery and approval of this agreement by the Company the consummation of the transactions contemplated herein by the Company will not in any material respect, itself, or after the giving of notice or lapse of time:
(i) violate any provision of the respective charters of the Company; (ii) violate, or be in conflict with, or constitute a default under, or permit the termination or adverse amendment or modification of, any agreement or other instrument to which the Company or any of the Limited Partnerships is a party or by which it is bound; or (iii) result in the creation of any lien upon any of the properties or assets of the Company or the Limited Partnerships or upon the Company Stock.

            (b) Seller represents and warrants, with respect to himself or itself, that the execution, delivery and approval of this Agreement by Seller and the consummation of the transactions contemplated herein by Seller will not itself, or after the giving of notice or lapse of time, violate any provisions of the respective charters or bylaws of Seller.

      3.6 FINANCIAL STATEMENTS. (a) The Seller represents and warrants that the Financial Statements were each prepared on an accrual basis and either an income tax basis or in accordance with GAAP applied on a consistent basis (except as stated in such Financial Statements and except for omission of footnotes) and fairly present the financial position of the Company and the Limited Partnerships, as the case may be, as of the dates thereof and the results of its operations and changes in financial position for the respective periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which, in the case of the unaudited financial statements covering periods in 1995, will not be materially adverse to the Company or the Limited Partnerships, as the case may be. The Financial Statements do not reflect any non-recurring items except as stated thereon.

            (b) The Seller further represents and warrants that except as set forth elsewhere in this Agreement or in SECTION 3.6 of the Disclosure Schedules, none of the Company or the Limited Partnerships has any liabilities or obligations, whether direct, indirect, absolute, contingent, known, unknown, matured, or otherwise of whatever nature, (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others,) except (i) liabilities that are fully reflected on or reserved against on the Balance Sheet of the respective entity as of June 30, 1995, (ii) the year-to-date detailed General Ledger Report as of December 31, 1995, dated February 7, 1996, or (iii) liabilities incurred in the ordinary course of business since such date and consistent with past practices of the Company and the Limited Partnerships.

      3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. The Seller represents and warrants that since December 31, 1994, the Company and each of the Limited Partnerships has operated its business only in the ordinary course of business and there has not been: (a) any material adverse change in its condition (financial or otherwise), results of operations, properties or business; (b) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to the capital stock of the Company or declaration or making of any distribution with respect to interests in the Limited Partnerships other than the distributions paid on January 31, April 30, July 31, October 31, 1995, and January 31, 1996, or other than in the ordinary course of business; or
(c) any borrowing, sale of assets or capital expenditure in excess of $50,000 individually or $100,000 in the aggregate, except for the sale of oil and gas production in the ordinary course of business, or as set forth in Section 3.7 of the Disclosure Schedule.

      3.8 TITLE TO PROPERTY; ENCUMBRANCES. The Seller represents and warrants that except as permitted by this Agreement and except as to the wells listed in
SECTION 3.8 of the Disclosure Schedule,

      (a) the Limited Partnerships have (and as of the Closing will have) good and defensible title to the Interests, entitling the relevant Limited Partnership to receive not less than the Net Revenue Interests set forth in EXHIBIT A of all Hydrocarbons produced, saved and marketed from the Interests and obligating such Limited Partnership to bear costs and expenses relating to the maintenance, development and operations of the interests not greater than the Working Interests set forth on EXHIBIT A; and

      (b) the properties and assets described in (a) above are free and clear of any and all Encumbrances except the following (collectively the "Permitted Encumbrances"):

            (i)  statutory Encumbrances not yet delinquent;

            (ii) Encumbrances which do not materially impair the financial condition, business or operations of the Limited Partnerships; and

            (iii) encumbrances for Taxes not yet due or delinquent or the validity of which are being contested in good faith by appropriate actions.

      3.9 STATUS OF THE INTERESTS. The Seller represents and warrants that, except as to the wells listed in SECTION 3.9 of the Disclosure Schedule,

            (a) no suit, action or other proceeding is pending or, to the knowledge of the Seller, threatened before any court or governmental agency as of the date of this Agreement that is likely to result in the impairment or loss of any Limited Partnership's title to any material part of the Interests or that might hinder or impede in any material respect the operation or value of the Leases, and that the Seller shall promptly notify Buyer of any such suit, action or other proceeding arising or threatened prior to the Closing with respect to which any Seller receives actual notice;

            (b) to the best of the Seller's and Company's knowledge all royalties (other than royalties held in suspense), rentals and other payments due under the Interests have been properly and timely paid and no notices have been received by the Seller, the Company or the Limited Partnerships of any claim to the contrary;

            (c) neither the Company nor the Limited Partnerships are obligated for any amounts exceeding in the aggregate $1,000 by virtue of any prepayment arrangement under any contract for the sale of Hydrocarbons containing a "take or pay" or similar provision or a production payment or any other arrangement to deliver Hydrocarbons produced from the Interests at some future time without then or thereafter receiving full payment therefor;

            (d) no condition, obligation or other circumstance, including, but not limited to, any prior overproduction under a gas balancing agreement or notice of any of these, which would give rise to expenses, losses or liabilities to the company or the Limited Partnerships exceeding in the aggregate $10,000, exists which would affect the right of Buyer to receive full payment of proceeds from the sale of Hydrocarbons attributable to the interests (to the extent of the Company's interest in such Limited Partnership);

            (e) after careful examination and to the best of the Seller's and Company's knowledge, during the period of time that the Interests have been owned by any of the Limited Partnerships, all ad valorem, property, production, severance, windfall profit and similar taxes and assessments based on or measured by the ownership of property or the production of the Hydrocarbons or the receipt of proceeds therefrom on the interests have been properly paid (excluding any such taxes and assessments which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided), and all such taxes and assessments which become due and payable prior to the Closing and of which the Seller has actual knowledge shall be properly paid by such Limited Partnership; and

            (f) the leases in which any of the Limited Partnerships hold the Interests are in full force and effect.

      3.10  LITIGATION; NO VIOLATIONS OF LAW.

            (a) LITIGATION. Section 3.10 of the Disclosure Statement sets forth a list and brief description of all litigation to which the Company or the Limited Partnerships have been named a party during the last five (5) years from the date hereof, and a list and brief description of material pending or threatened litigation or administrative or governmental proceeding to which the Company or the Limited Partnership are or may become a party. The Seller represents and warrants that there is no action, suit, proceeding or arbitration at law or in equity or before or by any Governmental Entity pending or, to the best knowledge of the Seller threatened against the Company or any of the Limited Partnerships that would result, in the aggregate, in any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company or any of the Limited Partnerships, taken as a whole, or that would materially adversely affect their ability to perform their respective obligations hereunder.

            (b) NO VIOLATIONS OF LAW. After careful examination and to the best of Seller's and Company's knowledge, none of the Company or the Limited Partnerships is: (a) in violation of any applicable law, rule, regulation or order that individually or in the aggregate materially adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Company or any Limited Partnership, taken as a whole; or (b) subject to or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Entity that would have a materially adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company, taken as a whole.

      3.11 MATERIAL CONTRACTS. The Company represents and warrants that SECTION
3.11 of the Disclosure Schedule contains an accurate and complete list of all contracts, agreements, licenses and instruments, written or oral, to which the Company or any Limited Partnership is a party or is bound which pertain to the business, assets, financial condition or results of operations of the Company or any Limited Partnership, other than with respect to oil and gas operations, and
(i) (A) involve payments of more than $50,000 per year and (B) cannot be terminated in less than 60 days; (ii) are for capital expenditures for the acquisition or construction of fixed assets in an amount exceeding $50,000 in any individual case of $100,000 in the aggregate; or (iii) otherwise materially affect the operations or business of the Company or any of the Limited Partnerships. True and correct copies of all items so listed in SECTION 3.11 of the Disclosure Schedule have been made available by the Company to Buyer.

      3.12  GENERAL  PARTNER   INTERESTS.   (a)  The  Company  represents  and
warrants  that  the  Company  is the  sole  general  partner  of  the  Limited
Partnerships.

            (b) The Company further represents and warrants that each of the Limited Partnerships is duly formed and validly existing as a limited partnership under the laws of the state of its formation. Each of the Limited Partnerships is duly qualified and in good standing in each of the jurisdictions in which it is required by the nature of its business or the ownership of its properties to so qualify except in those jurisdictions where the failure to so qualify or be in good standing would not have a material adverse effect upon the business, operations or the financial condition of the Limited Partnership.
SECTION 3.12 of the Disclosure Schedule sets forth each of the states in which each of the Limited Partnerships is organized and is qualified to transact business. Each of the Limited Partnerships has the partnership power to own its properties and conduct its business as it is presently being conducted.

      3.13 EXPENSES OR FINDER'S FEES. Each of the parties hereto shall bear its own expenses incurred in connection with this Agreement and with the performance of its obligations hereunder. Except for Rob Lindermanis of Bay Capital Corporation whose fee is being paid by Buyer. The Seller and Buyer agree and represent to each other that no third person has brought the parties together or been instrumental in this transaction to such an extent as to be entitled to compensation therefor. Accordingly, each of the parties hereto shall indemnify the other for any liability to any broker, finder or other third party for any fees in connection with the transactions contemplated hereby resulting from such indemnifying party's actions in connection herewith.

      3.14 TAXES. Federal, state and local tax returns, reports and estimates have been filed for the Company and the Limited Partnership in correct form for all periods in which such were due. All taxes shown thereby to be payable have been paid or adequate provision has been made therefor. Any additional tax liability asserted by the Internal Revenue Service as a result of any examinations has been paid unless contested and disclosed to Buyer in writing. The provisions for taxes shown on the Financial Statements include liabilities for all taxes (including but not limited to, employee income tax withholding, social security, franchise, value added, sales, use, ad valorem and unemployment taxes) to the date thereof. All withholding taxes or other taxes the Company is obligated to collect have been withheld or collected. Neither the Seller nor the Company has made or filed any income tax elections to be taxable as a DISC or under Subchapter S of the Internal Revenue Code, nor any consents or waivers of statutes of limitation with respect to the Company.

      3.15 INSURANCE. The Company is adequately insured with respect to loss or damage to buildings, equipment and inventory, public liability, products liability, worker's compensation and all other risks normally insured against by companies similarly situated. The Company does not directly own these policies; therefore, it would be necessary for the Buyer to purchase new policies to cover these risks.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents, warrants and agrees as follows:

      4.1 CORPORATE ORGANIZATION. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and has full power and authority to execute and deliver this Agreement and to consummate all of the transactions contemplated hereby.

      4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by the board of directors of Buyer, and Buyer has taken or will take prior to the Closing Date all action required by law to authorize the execution, delivery and performance of this Agreement, and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws or equitable principles relating to or affecting creditors' rights generally.

      4.3 NO VIOLATIONS; DEFAULTS. The execution and delivery of this Agreement, the approval of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not in any material respect: (a) violate any provision of its charter or bylaws; or (b) violate, or be in conflict with, or constitute a material default under, or permit the termination of, any material agreement or other instrument to which Buyer is a party or by which it is bound, except for violations, conflicts or defaults which, in the aggregate, would not have a materially adverse effect on the ability of Buyer to perform its obligations under this Agreement or render this Agreement unenforceable by the Seller.

      4.4 INVESTMENT INTENT. Buyer is acquiring the Company Stock for its own account, for investment, and with no view to the distribution thereof in any transaction or transactions that would require registration under the Securities Act or any state securities law.

                                    ARTICLE 5
                               CONDUCT OF BUSINESS

      During the period from the date of this Agreement and continuing until the Closing Date, the Company agrees and the Seller, solely with respect to SECTION 5.3, agrees, (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) that:

      5.1 REGULAR COURSE OF BUSINESS. The Company will carry on its business and the business of the Limited Partnerships in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve relationships with customers, suppliers and any others having business dealings with it. The Limited Partnerships will continue to pay the Company for general and administrative expenses and to reimburse the Company for expenses incurred on behalf of the Limited Partnerships through the Closing Date. The parties hereto will consult as necessary regarding the operations of the Interests.

      5.2 CERTAIN COVENANTS WITH RESPECT TO THE INTERESTS. The Company shall, except as otherwise permitted by this Agreement:

            (a) promptly notify Buyer of the receipt of any written notice or written claim of default or breach by the Company or any of the Limited Partnerships, or of any termination of cancellation, or written threat of termination, of any of the Oil and Gas Contracts;

            (b) subject to the Oil and Gas Contracts, prior to Closing, cause the interests to be operated and maintained in a good and workmanlike manner consistent with prior practices, not abandon any Interests other than in the ordinary course of business and pay or cause to be paid all costs and expenses in connection therewith. The Company shall not authorize any operation on any well included on the leases covering the Interests other than in the ordinary course of business and will promptly notify the Buyer of its granting any such authorization;

            (c) not enter into any new agreements or commitments with respect to the Interests, not modify or terminate any of the Oil and Gas Contracts, or encumber any of the Interests and not commit itself to do any of the foregoing, other than in the ordinary course of business in each case; and

            (d) exercise all due diligence in safeguarding and maintaining all engineering, geological and geophysical data, reports and maps, contract rights and like information relating to the Interests.

Notwithstanding the foregoing provisions, nothing contained in this SECTION 5.2 shall limit the rights of the Company (i) to produce, consume or sell Hydrocarbons from the Interest in the ordinary course of business of (ii) to perform its obligations under any Oil and Gas Contract or any Limited Partnership Agreement.

      5.3 AMENDMENTS TO CHARTER AND BYLAWS. The Company will not, nor will Seller cause or permit the Company to, amend (i) the charter or bylaws of the Company or (ii) any of the Limited Partnership Agreements.

      5.4 CAPITAL CHANGES; ISSUANCE OF SECURITIES. The Company will not issue, deliver, sell or authorize or propose the issuance, deliver, sale or purchase of any shares of its capital stock of any class or any securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

      5.5 DIVIDENDS AND DISTRIBUTIONS. The Company will not declare, set aside or pay any dividend or distribution with respect to its capital stock or other ownership interest or, except for the distribution to limited partners for the fourth calendar quarter of 1995 (paid January 31, 1996), permit the Limited Partnerships to declare or make any distributions.

      5.6 SUBSIDIARIES. Neither the Company nor any of the Limited Partnerships will organize any new Subsidiary or acquire any capital stock or other equity securities or ownership interest of any corporation or business entity.

      5.7 CERTAIN CHANGES. Except as set forth in SECTION 5.7 of the Disclosure Schedule, or except with the prior written consent of Buyer, neither the Company nor any of the Limited Partnerships will:
            (a) BORROW FUNDS. Borrow or agree to borrow any funds or incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any other obligation or liability (absolute or contingent) except obligations and liabilities incurred in the ordinary course of business in which event in connection with any such borrowing, the Company will promptly notify Buyer of such borrowing;

            (b) ENCUMBRANCES. Cause any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance other than liens for taxes not yet due and payable or which are being disputed in good faith;

            (c) SELL PROPERTY. Sell, transfer, or otherwise dispose of any of its properties or assets, except for properties and assets plugged and abandoned or disposed of in accordance with customary practice in the business, and sales, transfers or other dispositions for fair and equivalent value in the ordinary course of business and consistent with past practice; provided that if the Company shall sell, transfer or dispose of any such assets, the Company will promptly notify Buyer of any such sale, transfer or other disposition; or

            (d) MAKE CAPITAL EXPENDITURES. Except in the ordinary course of business, make capital expenditures or commitments for additions to property, other than as set forth in SECTION 5.7 of the Disclosure Schedule.

      5.8 NON-BREACH. Notwithstanding any provision in this ARTICLE 5, the failure or inability of the Company to comply with any provision in this ARTICLE 5 as a consequence of (i) its fiduciary duty as general partner to any of the Limited Partnerships, (ii) its compliance with any requirement under any of the Limited Partnership Agreements, (iii) its status as a minority owner in any Interest or other property or (iv) the fulfillment of legal or existing contractual obligations of any other type, will not constitute a breach by the Company of such provision.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

      6.1 ACCESS TO INFORMATION. The Company shall afford to Buyer and to Buyer's accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing Date to all properties, books, documents and records relating to the Company. All information made available and copies made pursuant hereto shall be subject to the confidentiality agreement set forth in SECTION 6.5 below.

      6.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the related transactions contemplated will be paid by the party incurring such expense.

      6.3 ADDITIONAL AGREEMENTS; FURTHER ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      6.4 PUBLIC ANNOUNCEMENTS. Seller and Buyer agree that they will not make any public announcements regarding the existence of this Agreement or the transactions contemplated hereby except as required by law, following prior consultation as to the timing and content of such announcement with the other party hereto.

      6.5 CONFIDENTIALITY. Buyer and Seller will maintain the confidentiality of any and all confidential information furnished to one of them by the other in connection with the transactions contemplated by this Agreement, except as may be required by any Governmental Entity. If this Agreement is terminated, each party hereto shall, as soon as practicable, return to the other party hereto all copies of confidential information including, without limitation, summaries and analyses in the possession of such party obtained from such other party pursuant to any provision of this Agreement.

      6.6 INDEMNIFICATION. (a) Buyer shall indemnify and hold harmless Seller against and from any Losses incurred or suffered by Seller after the Closing arising out of or relating to (i) any duty, obligation or liability of the general partner of the Limited Partnerships arising after the Closing Date; (ii) with respect to the Interests, all claims, costs, expenses and liabilities which accrue or relate to times after the Closing Date, and (iii) any breach or failure by Buyer of any representation or warranty which survives the Agreement.

            (b) Seller shall indemnify and hold harmless Buyer against and from any Losses incurred or suffered by Buyer after the Closing arising out of or relating to (i) any duty, obligation or liability of the general partner of the Limited Partnerships arising before the Closing Date; (ii) with respect to the Interests, all claims, costs, expenses and liabilities which accrue or relate to times before the Closing Date, and (iii) any breach or failure by Seller of any representation or warranty which survives the Agreement.

            (c) Upon receipt by Seller (for purposes of SECTION 6.6 (B) ) or Buyer (for purposes of SECTION 6.6 (A) ) (each such party, for such purposes, being hereinafter referred to as an "Indemnified Party") of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party that might give rise to a claim pursuant to SECTION 6.6, the Indemnified Party shall give written notice thereof within ten days (the "Notice of Claim") to the Buyer or Seller, as the case may be (each such party, for such purposes, being hereinafter referred to as an "Indemnifying Party") indicating the nature of such claim and the basis therefor. The Notice of Claim shall specify all facts known to Indemnified Party giving rise to such claim and the amount or an estimate of the amount of the liability arising therefrom.

            (d) A claim for indemnity may, at the option of the Indemnified Party, be asserted as soon as any claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred, provided that the Indemnified Party shall have reasonably determined that it may be liable or shall otherwise incur Losses in respect of such claim.

            (e) Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the defense of such action, suit, proceeding, claim, demand or assessment with full authority to conduct such defense and the Indemnified Party will cooperate fully in such defense.

            (f) Any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless both the Indemnified Party and the Indemnifying Party shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Party, within ten (10) days after notice of any such action or claim fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof. Anything in this SECTION 6.6 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any action or claim or proceeding or consent to entry of any judgment with respect to any such action or claim unless such settlement or compromise requires solely the payment of money damages by the Indemnifying Party and includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such action, claim or proceeding.

      6.7 TAXES. The Company shall timely prepare and file all Tax Returns of the Limited Partnerships and of the Company for federal and state tax purposes for the year ended December 31, 1995. The Company will furnish to the limited partners of the Limited Partnerships the information necessary for federal and state tax purposes for such year.

      6.8 FURTHER ASSURANCES. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law. If at any time subsequent to the Closing, either party comes into possession of money or property belonging to the other, including revenues attributable to the Interests, such money or property shall be promptly turned over to the party entitled thereto.

      6.9 DELIVERY OF FILES AND RECORDS. Within sixty (60) business days after the Closing, Seller shall deliver to Buyer all files and records relating to the Company and the Interests and not previously delivered to Buyer and information relating to the Limited Partnerships, including tax, investor and accounting information. Buyer will make such files and records available to Seller for a period of three (3) years after the Closing.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of Seller and Buyer to consummate the closing of the transactions contemplated hereby are subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

            (a) NO INJUNCTIONS; ORDERS. No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity of competent jurisdiction nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity that prevents the consummation of the transactions contemplated hereby.

            (b) NO LITIGATION. No action or proceeding before any Governmental Entity and no investigation by any Governmental Entity shall be pending, and no action or proceeding by any Governmental Entity shall have been threatened against Seller or Buyer or any of their respective affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

      7.2 CONDITIONS TO SELLER'S OBLIGATIONS. In addition to the conditions set forth in SECTION 7.1 hereof, the obligations of Seller to consummate the closing of the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer are true and correct in all material respects on the date hereof and shall be in all material respects true and correct as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement.

            (b) PERFORMANCE. Buyer shall have performed and complied, in all material respects, with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) CERTIFICATES. Buyer shall have furnished such certificates of its officers and others to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Seller.

            (d) DELIVERIES BY BUYER.

      At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  (1)  the cash consideration described in SECTION 2.2 hereof;

                  (2) instruments evidencing its assumption of all liability on any state, federal or other surety bond relating to the Interests;
            and

                  (3) such documents as are required pursuant to this Agreement or as may reasonably be requested by Seller.

      7.3 CONDITIONS TO BUYER'S OBLIGATIONS. In addition to the conditions set forth in SECTION 7.1 hereof, the obligations of Buyer to consummate the closing of the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller and the Company are true and correct in all material respects on the date hereof and shall be in all material respects true and correct as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement and except for any such representation or warranty that is expressly made as of the date of this Agreement.

            (b) PERFORMANCE. Seller and the Company shall have performed and complied, in all material respects, with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

            (c) CERTIFICATES. Seller shall have furnished such certificates of its officers and others to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Buyer.

            (d) DELIVERIES OF SELLER.

      On the Closing Date, Seller shall deliver or cause to be delivered the following to Buyer:

                  (1) certificates evidencing all of the Company Stock in form acceptable for transfer on the books of the Company;

                  (2) the  resignations  of all officers and  directors of the
            Company;

                  (3) such other documents as are required pursuant to this
            Agreement or as may reasonably be requested by Buyer.

                                    ARTICLE 8
                             TERMINATION AND WAIVER

      8.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, or on the Closing Date, as specified below, under the circumstances set forth below pursuant to written notice given by the party wishing to terminate this Agreement given in accordance with the provisions of
SECTION 9.2 hereof.

            (a) MUTUAL CONSENT. By mutual written consent of Buyer and Seller.

            (b) BREACH OF WARRANTIES OR COVENANTS; MISREPRESENTATION. By either Buyer or Seller if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a covenant or agreement has not been promptly cured within ten days of receipt of written notice from the non-breaching party by the breaching party.

            (c) EXPIRATION DATE. By either Buyer or Seller if the Closing shall not have been consummated on or before February 29, 1996, which date may be extended by mutual written agreement of Buyer and Seller.

            (d) DISTRIBUTION RIGHTS. At the option of Buyer, by the failure of Buyer to acquire the Distribution Rights owned by Belleview Capital Corp. and David E. Park, Jr., on terms and conditions acceptable to Buyer.

      8.2 AUTOMATIC TERMINATION. This Agreement shall automatically terminate if there shall be a final nonappealable order of a Governmental Entity of competent jurisdiction in effect preventing the Closing.

      8.3 EFFECT OF TERMINATION. If this Agreement is terminated by either Buyer of Seller, or shall be automatically terminated, as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of Buyer or Seller, except liabilities then existing as a result of a breach of any covenant or agreement contained herein, those then existing as a result of any willful misrepresentation made herein and with respect to SECTION
6.2 and 6.5 hereof.

      8.4 AMENDMENT. At any time prior to the Closing Date, this Agreement may be amended or modified in any respect by the parties hereto only by an agreement in writing.


      8.5 WAIVER. Buyer or Seller may (but are not obligated to), to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties made to such party; or (c) waive compliance with any of the agreements or conditions for the benefit of such party. No such agreement shall be effective unless in writing.

                                    ARTICLE 9
                                  MISCELLANEOUS

      9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the Closing. The covenants and agreements contained in this Agreement shall survive the Closing Date and shall continue until terminated in accordance with their terms, except for the agreements in SECTION 6.6 which shall survive for one (1) year following the Closing Date.

      9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person by telegram, telex or other standard form of telecommunications, or by registered, addressed as follows:

            (a)  If to Buyer, to:

                        AMF PRODUCTION COMPANY
                        2121 Sage Road, Suite 175
                        Houston, Texas  77056
                        Attn: Mr. Frank A. Lodzinski, Jr.

                  With a copy to:

                        Carl H. Moerer, Jr.
                        Moerer & Burton, LLP
                        440 Louisiana, Suite 350
                            Houston, Texas 77002-1634

            (b) If to Seller, to:

                            Oxford Consolidated, Inc.
                       10 Inverness Drive East, Suite 101
                            Inglewood, Colorado 80012
                            Attn: Mr. Michael J. Foy


            (c) If to Company, to:

                        Cliffwood Energy Company
                       10 Inverness Drive East, Suite 101
                            Inglewood, Colorado 80012
                            Attn: Mr. Michael J. Foy

or to such other addresses as may have been furnished to the other in writing.

      9.3 ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party without the prior written consent of the others. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.4 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      9.5 VENUE FOR LEGAL ACTIONS. For purposes of determining venue in the event that a legal action is brought by either party to this Agreement, this Agreement shall be deemed performable in Houston, Harris County, Texas, in all respects and the parties specifically agree to bring any and all legal actions regarding interpretation, enforcement, and/or any other aspect of this Agreement in the state courts of Houston, Harris County, Texas, or the Federal Courts of the Southern District of Texas.

      9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

      9.7 ENTIRE AGREEMENT. This Agreement (including the instruments between the parties referred to herein and any waivers delivered pursuant hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references to sections, subsections, clauses, exhibits and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require.

      9.8 HEADINGS. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      9.9 INVALIDITY. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

      9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.


COMPANY:                                  SELLER:

CLIFFWOOD ENERGY COMPANY            OXFORD CONSOLIDATED, INC.



By:   /S/ MICHAEL J. FOY            By:   /S/ MICHAEL J. FOY
Its:  President                     Its:  President


                                          BUYER:

                                          AMF PRODUCTION COMPANY



                                    By:   /S/ FRANK A. LODZINSKI
                                    Its:  President